Exhibit 23.1
STREAMLINE HEALTH SOLUTIONS, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Streamline Health Solutions, Inc.
Cincinnati, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-28055, 333-18625, 333-20765, 333-125393) of Streamline Health Solutions, Inc. of our report dated April 16, 2010, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
Chicago, IL
April 16, 2010

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